UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 18, 2007

CHINA SKY ONE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-26059	87-0430322
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

Room 1706, No. 30 Di Wang Building, Gan Shui Road,

Nandang District, Harbin, People’s Republic of China 150001

(Address of principal executive offices)

86-451-53994073 (China)

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

     (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During the process of preparing the financial statements of China Sky One Medical, Inc. (“Registrant” or the “Company”) for the quarter ended March 31, 2007, management determined that certain significant accounting errors had been made in prior quarters.  Errors noted included the capitalization of research and development costs which should have been charged to operations when incurred; the failure to amortize patent rights and covenants not to compete; the incorrect valuation of shares issued for consulting services; and the misclassification of stock compensation as a liability rather than as contributed capital.  At that time, the March 31, 2007 financial statements were adjusted assuming the prior years financial statements had been properly prepared, and it was determined that the net effect of these corrections would be a reduction of $2,864,525 in the Company's December 31, 2006 retained earnings.  These problems were noted in the beginning of May, 2007, and reflected in the Company’s Quarterly Report for the quarter ended March 31, 2007.

On August 1, 2007, Registrant received a comment letter from the Office of the Chief Accountant of the Division of Corporation Finance of the Securities and Exchange Commission (the “Commission”) with regard to certain accounting disclosures in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and the Company’s Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2007 (the “Comment Letter”).  One of the comments in the Comment Letter concerns the requirement to file this Form 8-K concerning the accounting issues noted above.

In the course of discussing certain of the specific comments set forth in the Comment Letter with the Company’s auditors, the Company’s accounting staff determined that the Company’s financial statements as of  December 31, 2006 and for the year then ended and for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 (the “Financial Statements”) did not properly account for certain stock transaction and obligations in accordance with United States generally accepted accounting principles.  Prior to receiving the Comment Letter and during the course of management’s review of the first quarter ended March 31, 2007, management concluded that the Financial Statements referenced above would need to be restated to correct certain reporting errors noted above.   The Registrant had originally disclosed these errors in its Form 10-QSB for the quarter ended March 31, 2007 shortly after it became aware of the errors, but has since  concluded that this Form 8-K filing is also necessary in the circumstances.  After becoming aware of these errors on approximately May 12, 2007, the Company’s Board of Directors discussed with employees of the Company’s auditors whether the Financial Statements could any longer be relied upon and if not, what action should be taken to correct the errors contained therein.   At that time, the Board of Directors determined that the Financial Statements should no longer be relied upon and that the Company should as promptly as practicable restate the audited financial statements for the year ended December 31, 2006 and the unaudited quarterly reports for the quarters ended March 31, June 30, and September 30, 2006 to correct the errors noted in March 31, 2007 Form 10-QSB.  The Comment Letter has also requested the Company to file amendments to the Company’s periodic reports for these periods with the Commission which contained such corrected Financial Statements.

The Company expects that the financial statements will be revised, and an amendment to the Form 10-KSB including the revised financial statements, will be completed for filing in the next ten (10) business days.   The Company intends to file necessary amendments to the quarterly reports on Form 10-QSB for the three quarters ended September 30, 2006 immediately thereafter.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGISTRANT:

CHINA SKY ONE MEDICAL, INC.

Date:  September 25, 2007

By

/s/ Liu Yan-Qing

Liu Yan-Qing, President and CEO